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                                 Exhibit 14(f)

                  Consent of McCurdy & Associates CPA's, Inc.
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated April 13, 2000 on the March 31, 2000 financial statements of the Select-Reit Fund which have been made a part of the First American Investment Funds, Inc. Registration Statement on Form N-14. (Registration numbers 33-16905 and 811-5309)



/s/ McCurdy & Associates CPA's, Inc.
May 30, 2001